Exhibit 10.8

AOL INC.

AOL INC. 2010 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF PERFORMANCE SHARE AWARD (TSR)

AOL Inc., a Delaware corporation (the “Company”), hereby grants to Participant named below the number of performance shares specified below (the “Award” or the “Performance Shares”), upon the terms and subject to the conditions set forth in this Notice, the AOL Inc. 2010 Stock Incentive Plan (the “Plan”) and the Performance Share Award Agreement (the “Performance Share Award Agreement”) provided to Participant, each as amended from time to time. Each Performance Share subject to this Award represents the right to receive one share of the Company’s common stock, par value $0.01 (a “Share”), subject to the conditions set forth in this Notice, the Plan and the Performance Share Award Agreement. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by this Notice and the Performance Share Award Agreement.

Name of Participant:

Date of Grant:

Target number of Performance Shares subject to the Award:

Performance Period:

Vesting Date:	The Award vests with respect to earned Performance Shares on the date the Committee certifies the achievement of the performance-based vesting criteria.

Performance-Based Vesting Criteria:	The number of Performance Shares earned will be determined based on the performance criteria and schedule set forth on Attachment A hereto.

By accepting this Notice, you and the Company both agree that this Award is granted under and governed by all of the terms and conditions of this Notice, the Plan and the Performance Share Award Agreement, each as amended from time to time, provided to you with this Notice. Your acceptance of this Award confirms that you have carefully read and understand this Notice, the Plan and the Performance Share Award Agreement and that you have had an opportunity to obtain the advice of counsel before accepting this Award. By accepting this Award, you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions relating to the Plan, this Notice or the Performance Share Agreement. You also agree to promptly notify the Company in writing if your address as shown below changes.

PARTICIPANT:	AOL INC.

By:
Participant’s Signature	Name:
Title:
Address (please print):

ATTACHMENT A

PERFORMANCE-BASED VESTING CRITERIA

The number of Performance Shares earned by Participant shall be based upon the Company’s total shareholder return relative to the total shareholder return of the Peer Index (“Relative TSR”) over the Performance Period in accordance with the following matrix:

Relative TSR Percentile Rank	Units Earned as a % of Target
<25%ile	0%
25th %ile	50%
40th %ile	75%
50th %ile	100%
75th %ile	150%
90th %ile	180%
>90 %ile	200%

The Peer Index is the Morgan Stanley High Technology Index.

“Total shareholder return” or “TSR” means the percentage equal to the appreciation in the stock prices of a company from the beginning of the Performance Period to the end of the Performance Period, plus dividends deemed reinvested in company stock on a cumulative basis. For the avoidance of doubt, the effect of taxes resulting from the payment of dividends or the deemed sale or exchange of underlying shares shall not be taken into consideration. The stock prices at the beginning and end of the Performance Period will be determined using the trailing average stock price over the 30 days prior to the beginning and end of the Performance Period, as applicable.

Following the Total Shareholder Return determination, the Company’s Percentile Rank shall be determined by listing the Company and each company remaining in the Peer Index at the end of the Performance Period (to the extent any such Company was publicly traded at the beginning of the Performance Period) from highest Total Shareholder Return to lowest Total Shareholder Return. The top company would have a one hundred percentile (100%) rank and the bottom company would have a zero percentile (0.0%) rank. Each company in between would be one hundred divided by n minus one (100/(n-1)) above the company below it, where “n” is the total number of companies in the Peer Index at the end of the Performance Period. The Company Percentile Rank would then be interpolated based on the Company’s TSR.

In the event of the occurrence of a Change in Control prior to the end of the Performance Period, the achievement of the TSR performance goal, determined by applying the table set forth above, for purposes of paragraph 6 of the Performance Share Award Agreement shall be determined as of the date of the occurrence of the Change in Control using a per share price based upon the total consideration of the Change in Control, unless the Shares remain publicly traded thereafter and at all times until the Vesting Date (as determined pursuant to paragraph 6 of the Performance Share Award Agreement), in which case the TSR performance goal shall be determined as of the Vesting Date.

The achievement of the performance-based vesting criteria shall be evidenced by the Committee’s written certification. No Performance Shares shall vest until such certification has been made.

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